Exhibit 99.1

Demand Media Reports Fourth Quarter and Fiscal 2010 Financial Results

•                  Brand advertisers and audience growth to over 100 million monthly unique visitors help drive record revenue

•                  Strong performance from content library results in 95% year-over-year growth in cash flows from operations to over $20 million in Q4 2010

SANTA MONICA, CA — February 22, 2011 — Demand Media, Inc. (NYSE: DMD), a leading content and social media company, today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Q410 Financial Summary:

GAAP

•                  Revenue was $73.6 million, an increase of 33% compared to $55.5 million in Q409.

•                  Income from operations was $2.8 million compared to a net loss from operations of ($3.2) million in Q409.

•                  Net income was $1.0 million compared to a net loss of ($3.9) million in Q409.

•                  Cash flows from operations was $20.9 million, up 95% compared to $10.7 million in Q409.

Non-GAAP(1)

•                  Revenue ex-TAC was $70.3 million, an increase of 35% compared to $51.9 million in Q409.

•                  Adjusted OIBDA grew 88% to $20.1 million, or 28.6% of Revenue ex-TAC, compared to $10.7 million, or 20.6% of Revenue ex-TAC in Q409.

•                  Adjusted Net Income was $5.6 million, an increase of 174% compared to $2.0 million in Q409.

•                  Discretionary Free Cash Flow was $16.1 million, up 116% compared to $7.4 million in Q409.

•                  Free Cash Flow was $3.3 million compared to ($0.6) million in Q409.

“We are pleased to report strong financial results in our first earnings release as a public company,” said Richard Rosenblatt, Chairman and CEO of Demand Media.  “Our record performance in the fourth quarter was driven by our ability to attract and engage consumers while delivering great results for our growing base of advertisers.  In the fourth quarter, new brand advertisers helped fuel 36% year-over-year growth in revenue per thousand page views, or RPM, on our owned and operated properties, while our audience grew organically to more than 100 million unique monthly visitors worldwide (as measured by comScore).  Increased engagement and audience growth during the quarter from emerging channels, particularly Facebook and mobile, highlight just some of the large opportunities for our business model.”

(1)                        Non-GAAP measures are described below and are reconciled to the corresponding GAAP measures in the accompanying tables.

Q410 Financial Highlights:

•                  Content & Media Revenue was $46.8 million, up 46% compared to $32.1 million in Q409.

•                  Traffic acquisition costs (TAC), which represent the portion of Content & Media revenue shared with Demand Media partners, was $3.3 million, or 7.1% of Content & Media revenue, compared to $3.6 million, or 11.2% of Content & Media revenue in Q409.

•                  Content & Media Revenue ex-TAC was $43.5 million, up 53% compared to $28.5 million in Q409.

•                  Registrar Revenue was $26.8 million, up 14% compared to $23.4 million in Q409.

•                  Investment in Intangible Assets was $12.8 million, up 58% compared to $8.1 million in Q409.

“Strong continued growth from our evergreen content library published prior to 2010 helped drive two major achievements in the fourth quarter - Content & Media revenue ex-TAC accelerated to 53% year-over-year growth and cash flows from operations grew 95% year-over-year, surpassing the $20 million milestone for the first time,” said Demand Media’s President and CFO Charles Hilliard.  “Ongoing revenue growth from high-quality, long-lived content published in prior years, compounded with new discretionary content investments, positions Demand Media for significant growth in 2011.”

Q410 Business Highlights:

•                  During the quarter, the Company continued to attract new brand advertisers.

•                  Cracked became the most visited humor web property in the United States, according to comScore, and was highlighted by Facebook for achieving 450% growth in visits year-over-year from the social network.

•                  LIVESTRONG.COM’s calorie-tracking mobile application became the all-time top grossing Health & Fitness application in the iTunes store. LIVESTRONG.COM also released MyQuit Coach, an innovative application to help users stop smoking and live healthier.

Fiscal 2010 Financial Summary:

GAAP

•                  Revenue was $252.9 million, an increase of 27% compared to $198.5 million in 2009.

•                  Loss from operations was ($0.5) million compared to a loss from operations of ($18.4) million in 2009.

•                  Net loss was ($5.3) million compared to a net loss of ($22.5) million in 2009.

•                  Cash flows from operations was $61.6 million, up 57% compared to $39.2 million in 2009.

Non-GAAP

•                  Revenue ex-TAC was $240.7 million, an increase of 28% compared to $187.9 million in 2009.

•                  Adjusted OIBDA grew 68% to $62.0 million, or 25.8% of Revenue ex-TAC, compared to $36.8 million, or 19.6% of Revenue ex-TAC in 2009.

•                  Adjusted Net Income was $15.9 million, an increase of 184% compared to $5.6 million in 2009.

•                  Discretionary Free Cash Flow was $40.2 million, an increase of 68% compared to $23.9 million in 2009.

•                  Free Cash Flow was ($7.0) million compared to $1.2 million in 2009.

Fiscal 2010 Financial Highlights:

•                  Content & Media Revenue was $152.9 million, up 42% compared to $107.7 million in 2009.

•                  TAC increased by 16% to $12.2 million, or 8.0% of Content & Media revenue, compared to $10.6 million, or 9.8% of Content & Media revenue in 2009.

•                  Content & Media Revenue ex-TAC was $140.7 million, up 45% compared to $97.2 million in 2009.

•                  Registrar Revenue was $100.0 million, up 10% compared to $90.7 million in 2009.

•                  Investment in Intangible Assets was $47.2 million, an increase of 108% compared to $22.7 million in 2009.

Operating Metrics:

	Quarter ended December 31,			Year ended December 31,
	2009	2010	% Change	2009	2010	% Change
Content & Media Metrics:
Owned & operated
Page views(1) (in millions)	1,851	2,201	19%	6,849	8,233	20%
RPM(2)	$11.65	$15.81	36%	$10.69	$13.45	26%

Network of customer websites
Page views(1) (in millions)	2,634	3,866	47%	10,009	13,155	31%
RPM(2)	$3.99	$3.11	(22)%	$3.45	$3.20	(7)%
RPM ex-TAC(3)	$2.64	$2.25	(15)%	$2.39	$2.27	(5)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	9.1	11.0	21%	9.1	11.0	21%
Average Revenue per Domain(5)	$10.32	$9.94	(4)%	$10.11	$9.96	(1)%

(1)          Page views represent the total number of web pages viewed across our owned and operated websites and/or our network of customer websites.

(2)          RPM is defined as Content & Media revenue per one thousand page views.

(3)          RPM ex-TAC is defined as Content & Media Revenue ex-TAC per one thousand page views.

(4)          Domain is defined as an individual domain name paid for by a third-party customer where the domain name is managed through our Registrar service offering.

(5)          Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Business Outlook

The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

Below is the Company’s guidance for the quarter ending March 31, 2011 and fiscal year ending December 31, 2011.

(In millions)	First Quarter 2011	Fiscal Year 2011

Revenue	$69.5 - $73.5	$310.0 - $325.0
TAC (traffic acquisition costs)	$3.5	$15.0
Revenue ex-TAC	$66.0 - $70.0	$295.0 - $310.0

Income (loss) from operations	$(8.6) — $(7.1)	$(7.4) — $(1.4)
Depreciation	$5.0	$21.0
Amortization of intangible assets	$10.0	$41.0
Stock-based compensation	$9.5	$25.0
Non-cash purchase accounting adjustments	$0.1	$0.4
Adjusted OIBDA	$16.0 - $17.5	$80.0 - $86.0

Weighted average diluted shares(1)	89.0 — 90.0	91.0 — 93.0

(1)          Weighted average diluted shares include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalents in each period.  Amounts have been adjusted in both periods to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5.2 million shares of common stock and converted certain warrants and all of its convertible preferred stock into 62.2 million shares of common stock as if those transactions were consummated on January 1, 2011.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today.  To access the conference call, dial 866-788-0541 (for the U.S. and Canada) or 857-350-1679 (for international callers).  To participate on the live call, analysts and investors should dial-in at least 10-minutes prior to the commencement of the call.  A live webcast also will be available on the Investor Relations section of the Company’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern time on February 22, 2011 until 11:59 pm. Eastern time on March 1, 2011, by dialing 888-286-8010 (for the U.S. and Canada) or 617-801-6888 (for international callers) and entering passcode 20268187#.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below.  The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” and “Reconciliation of Unaudited GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income” included at the end of this release.

The non-GAAP financial measures presented are the primary measures used by the Company’s management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans.  Additionally, Adjusted OIBDA is the primary measure used by the compensation committee of the Company’s board of directors to establish the target for and fund its annual employee bonus pool.  We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (TAC).  TAC comprises the portion of Content & Media GAAP revenue shared with the Company’s network customers.  Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period to period understanding of factors and trends affecting the Company’s underlying revenue performance.

Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) is defined by the Company as operating income (loss) before depreciation, amortization, stock-based compensation and certain non-cash purchase accounting adjustments, as well as the financial impact of gains or losses on certain asset sales or dispositions.  Management believes that this non-GAAP measure reflects the Company’s business in a manner that allows for meaningful period to period comparisons and analysis of trends.  In particular, the exclusion of certain expenses in calculating Adjusted OIBDA can provide a useful measure for period to period comparisons of the Company’s underlying recurring revenue and operating costs which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets.  In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.  For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company’s content assets in a given period bears little relationship to the amount of its investment in content in that same period.  Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time.  This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Net Income is defined by the Company as net income (loss) before the effect of amortization of intangible assets acquired via business combinations, other non-cash purchase accounting adjustments and stock-based compensation, and is calculated using the application of a normalized effective tax rate.  Management believes that Adjusted Net Income and Adjusted Net Income per share provide investors with additional useful information to measure the Company’s underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company’s statutory tax rate.

Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities, less capital expenditures to acquire property and equipment.  Free Cash Flow is defined by the Company as net cash provided by operating activities, less capital expenditures to acquire property and equipment and less investments in intangible assets.  Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company’s operating cash flows after investing in capital assets and intangible assets.  These measures are used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, potential acquisitions, payment of dividends and share repurchases.

The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s operations.  An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly-named measures but exclude different items or use different computations.  Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within its financial press releases.  These non-GAAP financial measures should be considered in addition to, not as a substitute for, measures prepared in accordance with GAAP.  Further, these non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.  We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.  The accompanying tables have more details on the GAAP financial measures and the related reconciliations.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading content and social media company. Through its owned and operated web properties reaching more than 100 million monthly visitors, global network of digital partners, and innovative content studio, Demand Media publishes what the world wants to know and share. Founded in 2006, Demand Media is headquartered in Santa Monica, CA with offices in Bellevue, WA, Austin, TX, Chicago, IL, New York, NY and London, UK. For more information about Demand Media visit http://www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto.  Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,”  “plan,”  “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future; changes in the methodologies of Internet search engines and the impact such changes may have on driving search related traffic to our owned and operated websites and the websites of our network customers; our ability to attract and retain freelance content creators; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; governmental regulation; and the effects of discontinuing or discontinued business operations.  From time to time, we may consider acquisitions or divestitures that, if consummated, could be material.  Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods.  If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements.  More information about potential risk factors that could affect our operating and financial results are contained in our final Prospectus related to our initial public offering filed pursuant to Rule 424(b) under the Securities Act with the Securities and Exchange Commission on January 26, 2011 and will be included in our annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Risk

Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Contacts

Investor Contact:
Brinlea Johnson
The Blueshirt Group
(212) 551-1453
brinlea@blueshirtgroup.com

Media Contact:
Quinn Daly
Demand Media
(310) 394-6429
quinn@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2009	2010	2009	2010

Revenue	$55,487	$73,579	$198,452	$252,936
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	31,541	36,123	114,536	131,332
Sales and marketing (1) (2)	5,670	7,619	20,044	24,424
Product development (1) (2)	6,249	7,402	21,657	26,538
General and administrative (1) (2)	7,282	10,336	28,479	37,371
Amortization of intangible assets	7,898	9,268	32,152	33,750
Total operating expenses	58,640	70,748	216,868	253,415
Income (loss) from operations	(3,153)	2,831	(18,416)	(479)
Other income (expense)
Interest income	209	6	494	25
Interest expense	(251)	(171)	(1,759)	(688)
Other income (expense), net	(17)	(122)	(19)	(286)
Total other expense	(59)	(287)	(1,284)	(949)
Income (loss) before income taxes	(3,212)	2,544	(19,700)	(1,428)
Income tax (expense)	(723)	(1,515)	(2,771)	(3,897)
Net income (loss)	$(3,935)	$1,029	$(22,471)	$(5,325)

(1) Stock-based compensation expense included in the line items above:
Service costs	$146	$205	$527	$868
Sales and marketing	505	758	1,611	2,379
Product development	358	476	1,504	1,692
General and administrative	986	1,107	4,094	4,750
Total stock-based compensation expense	$1,995	$2,546	$7,736	$9,689

(2) Depreciation included in the line items above:
Service costs	$3,447	$4,359	$11,882	$14,783
Sales and marketing	47	59	184	187
Product development	401	350	1,434	1,346
General and administrative	431	535	1,463	1,950
Total depreciation	$4,326	$5,303	$14,963	$18,266

Earnings (loss) per common share:

Net income (loss)	$(3,935)	$1,029	$(22,471)	$(5,325)
Cumulative preferred stock dividends (3)	(7,990)	(8,602)	(30,848)	(33,251)
Net loss attributable to common stockholders	$(11,925)	$(7,573)	$(53,319)	$(38,576)

Basic and diluted net loss per share	$(0.98)	$(0.54)	$(4.78)	$(2.86)
Weighted average number of shares	12,155	13,966	11,159	13,508

(3)          As a result of the Company’s initial public offering which was completed on January 31, 2011, all shares of the Company’s preferred stock, including associated accrued cumulative preferred stock dividends, were converted to common stock.

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,
	2009	2010	2010
			Pro Forma (1)
Assets
Current assets
Cash and cash equivalents	$47,608	$32,338	$114,155
Marketable securities	2,300	—	—
Accounts receivable, net	18,641	26,843	26,843
Prepaid expenses and other current assets	6,371	7,360	7,360
Deferred registration costs	36,563	44,213	44,213
Total current assets	111,483	110,754	192,571

Property and equipment, net	30,642	34,975	34,975
Intangible assets, net	88,834	102,114	102,114
Goodwill	224,920	224,920	224,920
Deferred registration costs and other long-term assets	11,911	15,704	12,012
Total assets	$467,790	$488,467	$566,592

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable, accrued expenses and other liabilities	$40,183	$53,148	$53,148
Deferred revenue	52,339	61,832	61,832
Total current liabilities	92,522	114,980	114,980
Revolving line of credit	10,000	—	—
Deferred revenue and other long-term liabilities	14,593	15,149	14,672
Total liabilities	117,115	130,129	129,652

Convertible preferred stock
Total convertible preferred stock	373,754	373,754	—
Stockholders’ equity (deficit)
Common stock and additional paid-in capital	23,674	36,723	489,079
Accumulated other comprehensive income	169	108	108
Accumulated deficit	(46,922)	(52,247)	(52,247)
Total stockholders’ equity (deficit)	(23,079)	(15,416)	436,940
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$467,790	$488,467	$566,592

(1)          The pro forma balance sheet gives effect to the conversion of the convertible preferred stock into 61,672 shares of common stock, the conversion of warrants to purchase common stock or convertible preferred stock which automatically net exercised to 483 shares of common stock, the gross proceeds, net of commissions, received of $81,817 from the issuance of 5,175 shares of common stock and the reclassification of $3,692 of deferred offering costs from other long-term assets into additional paid-in capital as if the initial public offering was consummated on December 31, 2010.

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Quarter ended December 31,		Year ended December 31,
	2009	2010	2009	2010

Cash flows from operating activities:
Net income (loss)	$(3,935)	$1,029	$(22,471)	$(5,325)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,224	14,571	47,115	52,016
Stock-based compensation	1,880	2,470	7,171	9,329
Other	(258)	3,230	1,897	5,489
Net change in operating assets and liabilities, net of effect of acquisitions	828	(368)	5,519	115
Net cash provided by operating activities	10,739	20,932	39,231	61,624

Cash flows from investing activities:
Purchases of property and equipment	(3,291)	(4,864)	(15,327)	(21,404)
Purchases of intangibles	(8,090)	(12,791)	(22,701)	(47,192)
Proceeds from maturities and sales of marketable securities, net	21,929	—	15,153	2,300
Other	1,009	—	84	—
Net cash provided by (used in) investing activities	11,557	(17,655)	(22,791)	(66,296)

Cash flows from financing activities:
Proceeds (payment) of debt, net	(40,000)	—	(55,000)	(10,000)
Proceeds from issuance of common stock, restricted common stock and exercises of stock options	277	524	591	1,552
Other	(144)	(694)	(581)	(2,089)
Net cash used in financing activities	(39,867)	(170)	(54,990)	(10,537)

Effect of foreign currency on cash and cash equivalents	138	1	169	(61)

Change in cash and cash equivalents	(17,433)	3,108	(38,381)	(15,270)
Cash and cash equivalents, beginning of period	65,041	29,230	85,989	47,608
Cash and cash equivalents, end of period	$47,608	$32,338	$47,608	$32,338

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Revenue ex-TAC:
Content & Media revenue	$32,076	$46,802	$107,717	$152,910
Less: traffic acquisition costs (TAC)	(3,580)	(3,302)	(10,554)	(12,213)
Content & Media Revenue ex-TAC	28,496	43,500	97,163	140,697
Registrar revenue	23,411	26,777	90,735	100,026
Total Revenue ex-TAC	$51,907	$70,277	$187,898	$240,723

Adjusted OIBDA:
Income (loss) from operations	$(3,153)	$2,831	$(18,416)	$(479)
Depreciation	4,326	5,303	14,963	18,266
Amortization of intangible assets	7,898	9,268	32,152	33,750
Stock-based compensation	1,995	2,546	7,736	9,689
Non-cash purchase accounting adjustments	220	164	960	779
Gain on sale of asset	(582)	—	(582)	—
Adjusted OIBDA	$10,704	$20,112	$36,813	$62,005

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$10,739	$20,932	$39,231	$61,624
Purchases of property and equipment	(3,291)	(4,864)	(15,327)	(21,404)
Discretionary Free Cash Flow	7,448	16,068	23,904	40,220
Purchases of intangible assets	(8,090)	(12,791)	(22,701)	(47,192)
Free Cash Flow	$(642)	$3,277	$1,203	$(6,972)

Adjusted Net Income:
GAAP net income (loss)	$(3,935)	$1,029	$(22,471)	$(5,325)
(a) Stock-based compensation	1,995	2,546	7,736	9,689
(b) Amortization of intangible assets — M&A	4,863	3,758	20,598	16,576
(c) Non-cash purchase accounting adjustments	220	164	960	779
(d) Gain on sale of asset	(582)	—	(582)	—
(e) Income tax effect of items (a) - (d) & application of 38% statutory tax rate to pre-tax income	(525)	(1,910)	(654)	(5,837)
Adjusted Net Income	$2,036	$5,587	$5,587	$15,882
Non-GAAP Adjusted Net Income per share - diluted	$0.02	$0.06	$0.07	$0.18
Shares used to calculate non-GAAP Adjusted Net Income per share — diluted (1)	83,730	87,885	83,164	86,422

(1)          Shares used to calculate non-GAAP Adjusted Net Income per share - diluted include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalents at each period.  Amounts have been adjusted in all periods to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5,175 shares of common stock and converted certain warrants and all of the convertible preferred stock into 62,155 shares of common stock as if those transactions were consummated on January 1, 2009.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Quarter ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Content & Media:
Owned and operated websites	$21,555	$34,787	$73,204	$110,770
Network of customer websites	10,521	12,015	34,513	42,140
Total revenue — Content & Media	32,076	46,802	107,717	152,910
Registrar	23,411	26,777	90,735	100,026
Total revenue	$55,487	$73,579	$198,452	$252,936

	Quarter ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Content & Media:
Owned and operated websites	39%	47%	37%	44%
Network of customer websites	19%	16%	17%	17%
Total revenue — Content & Media	58%	63%	54%	61%
Registrar	42%	37%	46%	39%
Total revenue	100%	100%	100%	100%